Exhibit 99.2

RADIANT SYSTEMS, INC.

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

Basis of Presentation

This unaudited pro forma combined balance sheet has been prepared as if the acquisition of Quest had taken place on December 31, 2007. The unaudited pro forma combined statement of earnings for the year ended December 31, 2007, has been prepared as if the acquisition had taken place on January 1, 2007. Radiant Systems, Inc. (“Radiant”) has a fiscal year end of December 31.

The unaudited pro forma combined financial statements have been prepared by Radiant based upon certain assumptions as disclosed in the accompanying footnotes. The unaudited pro forma combined financial statements presented herein are shown for illustrative purposes only and are not necessarily indicative of the financial position or future results of operations of Radiant, or of the financial position or results of operations of Radiant that would have actually occurred had the acquisition been in effect as of the date or for the period presented. Furthermore, the allocation of the purchase price is preliminary and subject to further revision.

The unaudited pro forma combined financial statements should be read in conjunction with Radiant’s separate historical financial statements and notes, the historical financial statements and notes of the operations of Quest contained elsewhere in this filing, and in conjunction with the related notes to these unaudited pro forma combined financial statements. In management’s opinion, all adjustments necessary to reflect the effect of this transaction have been made.

RADIANT SYSTEMS, INC.

Unaudited Pro Forma Combined Balance Sheet

As of December 31, 2007

(In Thousands)

	Historical Radiant (1)	Quest (2)	Pro Forma Adjustments (3)		Pro Forma Radiant
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$29,940	$1,194	—		$31,134
Accounts receivable, net of allowance for doubtful accounts	43,057	—	—		43,057
Inventories, net	30,494	1,498	—		31,992
Other current assets	10,138	271	—		10,409

Total current assets	113,629	2,963	—		116,592

PROPERTY AND EQUIPMENT, net	14,184	472	—		14,656
SOFTWARE DEVELOPMENT COSTS, net	7,231	—	—		7,231
GOODWILL	62,386	—	26,590	(c)	88,976
INTANGIBLES, net	20,650	—	28,300	(c)	48,950
OTHER LONG-TERM ASSETS, net	3,879	218	—		4,097

	$221,959	$3,653	$54,890		$280,502

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
Current portion of long-term debt and capital lease payments	$8,420	$—	$(2,672	)(d)	$5,748
Accounts payable	21,317	788	1,300	(a)	23,405
Accrued liabilities	18,427	273	—		18,700
Client deposits and unearned revenue	13,745	2,074	—		15,819

Total current liabilities	61,909	3,135	(1,372)		63,672

LONG-TERM DEBT, LINE OF CREDIT AND CAPITAL LEASE PAYMENTS, net of current portion	13,518	—	56,672		70,190
OTHER LONG-TERM LIABILITIES	4,576	108	—		4,684

Total liabilities	80,003	3,243	55,300		138,546

SHAREHOLDERS' EQUITY		—	—		—
PREFERRED STOCK, no par value; 5,000 shares authorized, none issued	—	—	—		—
COMMON STOCK, no par value; 100,000 shares authorized, 31,930 shares issued and outstanding	—	—	—		—
ADDITIONAL PAID-IN CAPITAL	150,924	—	—		150,924
ACCUMULATED (DEFICIT) RETAINED EARNINGS	(10,711)	410	(410	)(b)	(10,711)
ACCUMLATED OTHER COMPREHENSIVE INCOME	1,743	—	—		1,743

Total sharholders' equity (deficit)	141,956	410	(410)		141,956

	$221,959	$3,653	$54,890		$280,502

Note 1.	Unaudited Pro Forma Combined Balance Sheet: The unaudited pro forma combined balance sheet gives effect to the acquisition as if these events had occurred as of December 31, 2007.

1.	The amounts in this column are derived from the consolidated balance sheet of Radiant as of December 31, 2007 in the audited historical consolidated financial statements of Radiant Systems, Inc.
2.	The amounts in this column are derived from the consolidated balance sheet of Quest Retail Technology Pty Ltd and its subsidiaries as of December 31, 2007 as reported in the audited historical consolidated financial statements of Quest included herein. The presentation of the audited financial statements is in accordance with International Financial Reporting Standards. These amounts would not have been significantly different under United States Generally Accepted Accounting Standards. Additionally, the amounts from the audited financial statements have been translated into United States Dollars from Australian Dollars based on the spot rate on December 31, 2007. Accounts receivable of approximately $3.7 million has been removed from the Quest balance sheet as they were not included in the asset purchase agreement and are non-recourse in nature. Accumulated retained earnings have also been adjusted accordingly.
3.	Total consideration for the purchase of Quest was approximately $56 million and consisted of approximately $54 million in cash and the assumption of certain liabilities and direct expenses Radiant incurred related to the acquisition (a portion of which was capitalized on Radiant’s historical financial statements at December 31, 2007).

In addition, on January 2, 2008, Radiant entered into a Credit Agreement (as described in the Form 8-K filed on January 8, 2008). Upon the entering of such agreement, Radiant obtained cash of $75 million under this facility. These monies were used to extinguish a portion of Radiant’s outstanding debt under other facilities in addition to utilizing the cash for the purchase of Quest.

The pro forma adjustments in this column reflect the following:

(a)	Estimate of direct expenses incurred in connection with the acquisition of Quest by Radiant subsequent to December 31, 2007.
(b)	Adjustments to remove historical Quest stockholders’ equity.
(c)	Total consideration for the purchase of Quest was approximately $56 million and consisted of approximately $54 million in cash. The adjustment to goodwill represents a preliminary estimate of the excess of the purchase price over the fair value of the tangible and identifiable intangible assets of Quest. Based on preliminary information, the intangible assets acquired consist of reseller and direct customer relationships and contracts (ten year estimated useful life), developed technology (ten year estimated useful life) and trademarks (indefinite useful life). Radiant Systems, Inc. will complete a full valuation of the assets acquired. Upon completion of this valuation, the amounts ascribed to goodwill and intangible assets shown in the pro forma financial statements may change along with the estimated useful life of such intangible assets. Any such revision could have a significant impact on depreciation and amortization, interest expense and income taxes.
(d)	Credit agreement entered into by Radiant resulted in $75 million of cash. $19.2 million of this cash was utilized to payoff other debt facilities that were outstanding as of December 31, 2007. Total consideration for the purchase of Quest was approximately $56 million.

RADIANT SYSTEMS, INC.

Unaudited Pro Forma Combined Statement of Earnings

For the Year Ended December 31, 2007

(In Thousands)

	Historical Radiant (1)	Quest (2)	Pro Forma Adjustments (3)		Pro Forma Radiant
REVENUES
System sales	$145,322	$11,316	$—		$156,638
Client support, maintenance and services	107,876	3,786	—		111,662

Total revenues	253,198	15,102	—		268,300

COST OF REVENUES
System sales	76,547	5,003	—		81,550
Client support, maintenance and services	64,514	2,103	—		66,617

Total cost of revenues	141,061	7,106	—		148,167

Gross profit	112,137	7,996	—		120,133

OPERATING EXPENSES
Product development	23,437	550	—		23,987
Sales and marketing	28,851	1,132	—		29,983
Depreciation of fixed assets	4,147	69	—		4,216
Amortization of intangible assets	4,301	—	2,090	(a)	6,391
Other non-recurring gains and charges	67	—	—		67
General and administrative	28,058	1,628	—		29,686

Total operating expenses	88,861	3,379	2,090		94,330

Income from operations	23,276	4,617	(2,090)		25,803

OTHER (EXPENSE) INCOME	(2,611)	171	(4,376	)(b)	(6,816)

INCOME FROM OPERATIONS BEFORE INCOME TAX PROVISION	20,665	4,788	(6,466)		18,987
INCOME TAX (PROVISION) BENEFIT	(8,822)	(1,321)	2,337		(7,806)

NET INCOME	$11,843	$3,467	$(4,129)		$11,181

BASIC INCOME PER SHARE	$0.38				$0.36

DILUTED INCOME PER SHARE	$0.36				$0.34

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	31,373				31,373

Diluted	33,160				33,160

Note 2.	Unaudited Pro Forma Combined Statement of Earnings: The unaudited pro forma combined statement of earnings gives effect to the acquisition as if these events had occurred as of January 1, 2007.

1.	The amounts in this column represent the consolidated results of operations of Radiant Systems, Inc. for the year ended December 31, 2007, as reported in the historical consolidated financial statements of Radiant Systems, Inc.
2.	The amounts in this column are derived from the consolidated statements of Quest Retail Technology Pty Ltd and its subsidiaries as of December 31, 2007 as reported in the audited historical consolidated financial statements of Quest and included herein. Certain reclassifications were made in order to conform to Radiant’s statement of earnings presentation. The presentation of the audited financial statements is in accordance with International Financial Reporting Standards. These amounts would not have been significantly different under United States Generally Accepted Accounting Standards. Additionally, the amounts from the audited financial statements have been translated into United States Dollars from Australian Dollars based on the average spot rate for the calendar year 2007.
3.	The pro forma adjustments in this column reflect the following:
a.	The pro forma adjustment for amortization of intangible assets estimated at $2.1 million for December 31, 2007 is calculated by estimating the amount of amortization for the period using the estimated fair values and estimated useful lives for the following intangible assets: reseller and direct customer relationships and contracts (ten year estimated useful life) and developed technology (ten year estimated useful life). Radiant will complete a full valuation of the assets acquired. Upon completion of this valuation, the amounts ascribed to goodwill and intangible assets shown in the pro forma financial statements may change along with the estimated useful life of such intangible assets. Any such revision could have a significant impact on depreciation and amortization, interest expense and income taxes.
b.	The increase in interest expense is attributable to the credit agreement that Radiant entered into on January 2, 2008. Loans under the credit agreement bear interest at the prime rate plus one half of one percent plus an additional rate of interest that varies between 0.25% and 1.00% depending upon Radiant’s consolidated leverage ratio.